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                                                                    EXHIBIT 23.1

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-91453 of Quintus Corporation on Form S-8 our reports dated April 18, 2000 (May 18, 2000 as to Note 14) on the consolidated financial statements of Quintus Corporation for the fiscal years ended March 31, 2000 and 1999, appearing in this Annual Report on Form 10-K of Quintus Corporation for the year ended March 31, 2000.

/s/ Deloitte & Touche LLP

San Jose, California
May 31, 2000